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                                                                   EXHIBIT 10.16

                      SQL Financials International, Inc.
                            3950 Johns Creek Court
                            Suwanee, Georgia 30024

                               February 5, 1998



Mr. Joseph S. McCall
c/o SQL Financials International, Inc.
3950 Johns Creek Court
Suwanee, Georgia  30024

     Re:  1998 Compensation Plan
          ----------------------

Dear Joe:

     Attached is your 1998 Compensation Plan, effective as of January 1, 1998. Please acknowledge your acceptance by signing below and initialing the 1998 Compensation Plan.

                                   Sincerely,

                                   /s/ Stephen P. Jeffery

                                   Stephen P. Jeffery, President

Agreed to:


       /s/ Joseph S. McCall
---------------------------------
Joseph S. McCall

Attachment:  1998 Compensation Plan
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                            1998 COMPENSATION PLAN
                               JOSEPH S. MCCALL


     The following is the 1998 Compensation Plan for Joseph S. McCall, either as an employee of SQL Financials International, Inc. (the "Company") or as an Independent Contractor for the Company, in either case effective as of January 1, 1998 through December 31, 1998:

     Annual Base Compensation:           $200,000
     Maximum Variable Compensation:      $100,000 related to Revenue Targets


                                      ***

Revenue Target Variable Compensation based on the following performance metrics:

     1998 Revenue Target               $43.922 million
     Quarterly Revenue Targets        Q1:   $7.758 million
                                      Q2    $10.021 million
                                      Q3    $11.398 million
                                      Q4    $14.745 million

     Achievement of less than 80% of the 1998 revenue target for quarters 1 - 4: $0

     Achievement of 80% or greater, but less than 100% of the 1998 revenue target for quarters 1 - 4: $75,000

     Achievement of 100% or greater of the 1998 revenue target for quarters 1 - 4: $100,000

     Payment of the revenue part of the variable compensation would be paid quarterly and measured against the quarterly targets. Achievement of the 80% goal in a given quarter would result in a payment of $18,750 (25% of $75,000). Achievement of the 100% goal in a given quarter would result in a payment of $25,000 (25% of $100,000). However, overall achievement will be "trued up" at the end of the year (i.e., the revenue goals will be
                                           ----
     measured on an annual basis and the variable compensation adjusted accordingly).